Exhibit 32.1

CERTIFICATIONS

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

RULE 13A-14(B) OR RULE 15D-14(B)

AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

The certification set forth below is being submitted in connection with this report on Form 6-K (the “Report”) of Logitech International S.A. (the “Company”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Guerrino De Luca, the Chief Executive Officer and Mark J. Hawkins, the Chief Financial Officer of the Company, each certify that, to the best of his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 3, 2006

/s/ Guerrino De Luca
Guerrino De Luca
Chief Executive Officer

/s/ Mark J. Hawkins
Mark J. Hawkins
Chief Financial Officer